Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 7th day of April, 2017, by and between, Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to (a) that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company, the Investor and certain other buyers signatory thereto (the “2015 SPA”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes issued pursuant to the 2015 SPA (the “2015 Notes”) and (ii) warrants to acquire shares of the Company's common stock, par value $0.0001 per share (the ”Common Stock”) issued pursuant to the 2015 SPA (the “2015 Warrants”), (b) that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “2016 SPA”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes issued pursuant to the 2016 SPA (as amended prior to the date hereof, the “2016 Notes”) and (ii) warrants to acquire shares of Common Stock issued pursuant to the 2016 SPA (the “2016 Warrants”) and (c) that certain Amended and Restated Exchange Agreement, dated November 2, 2016, by and between the Company and the Investor (the “2016 Exchange Agreement”), pursuant to which the Company exchanged all outstanding 2015 Notes for Series F Convertible Preferred Stock, $0.001 par value (the “Existing Preferred Stock”), the terms of which are set forth in the Certificate of Designations for such series of Preferred Stock (the “Existing Certificate of Designations”).  Unless otherwise indicated, capitalized terms not defined herein shall have the meaning as set forth in the 2016 SPA and/or 2016 Notes, as applicable.

WHEREAS, as of the date hereof the Investor holds (i) such aggregate number of Existing Preferred Stock (the “Exchange Preferred Shares”), (ii) 2015 Warrants to purchase such aggregate number of shares of Common Stock (the “Exchange 2015 Warrants”), (iii) 2016 Warrants to purchase such aggregate number of shares of Common Stock (the “Exchange 2016 Warrants”, and together with the Exchange 2015 Warrants, the “Exchange Warrants”), and (iv) such aggregate principal amount of 2016 Notes (the “Exchange Notes”), in each case, as set forth on the signature page of the Investor hereto.

WHEREAS, the Company has also authorized (i) a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A-1 (the "Series A-1A Notes"), (ii) a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A-2 (the "Series A-1B Notes" and together with the Series A-1A Notes, the "Series A-1 Notes"), (iii) a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A-3 (the "Series A-2A Notes"), (iv) a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A-4 (the "Series A-2B Notes" and together with the Series A-2A Notes, the "Series A-2 Notes") and (v) a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit B (the "Series B Notes", and together with the Series A-1 Notes and the Series A-2 Notes, the "New Notes", in each case, regardless of the Closing Date on which such Notes are to be issued), which New Notes shall be convertible into shares of Common Stock (the shares of Common Stock issuable pursuant to the terms of the New Notes, including, without limitation, upon conversion or otherwise, collectively, the "New Conversion Shares"), in accordance with the terms of the applicable Notes.

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to effect the following transactions: (i) solely if there still remains cash available in the Investor's Holder Master Restricted Account, the Investor shall release cash to the Company from its Holder Master Restricted Account pursuant to clause (ii) of the definition of Control Account Company Release Event set forth in Section 33(s) of the 2016 Note and in exchange therefor, the Company hereby agrees to allocate to the Investor authorized shares of Common Stock for issuances under the Investor's 2016 Notes, Series A-1 Notes and/or Series B Notes, (ii) the Company shall reduce the Conversion Price to equal the Reduced Note Conversion Price with respect to $800,000 aggregate principal amount of 2016 Notes held by all Investors that are releasing cash to the Company as described hereinafter and the Company and the Investor desire that the Investor convert its Investor Cash Pro Rata Share (as hereinafter defined) of $800,000 aggregate principal amount of 2016 Notes at the Reduced Note Conversion Price, (iii) to reduce the Conversion Price (as defined in the Existing Certificate of Designations) with respect to two thousand (2,000) shares of Existing Preferred Stock to equal the Adjusted Preferred Conversion Price (as hereinafter defined) (the "Converted Preferred Stock") and the Company and the Investor desire that the Investor convert its Preferred Pro Rata Portion (as hereinafter defined) of the Converted Preferred Stock at the Adjusted Preferred Conversion Price (the transactions described in this clause (iii) are collectively referred to herein as the “Preferred Conversion”), (iv) to reduce the Conversion Price (as defined in the Existing Certificate of Designations) with respect to the Existing Preferred Stock (other than the Converted Preferred Stock) to equal the New Preferred Conversion Price (as hereinafter defined) (the transactions described in this clause (iv) are collectively referred to herein as the “New Preferred Conversion Price Adjustment”) and (v) solely if any Restricted Principal remains outstanding under the Investor's Exchange Note after giving effect to the Cash Release, the Company shall issue Series B Notes in such aggregate principal amount equal to 100% of the aggregate Restricted Principal of the Investor's Exchange Note (the “Series B Amount”) (the transactions described in this clause (v) are collectively referred to herein as the "Series B Exchange").

WHEREAS, subject to the satisfaction of the terms and conditions set forth herein, the Company and the Investor desire to consummate one or more of the following exchanges (each, an “Exchange”): (i) if the Company consummates on or prior to the Qualified Financing Exchange Expiration Date (as hereinafter defined) a Subsequent Placement (as defined in Section 8.7 below) and/or effects one or more Mandatory Conversions causing Mandatory Redemptions (each, as defined in the Series B Notes) of the Series B Notes, resulting in gross proceeds to the Company of at least $6 million or such lesser amount approved in writing by the Required Holders (a “Qualified Financing”), the Company shall issue one or more Series A-1 Notes allocated, as follows: (A) a Series A-1A Note in such aggregate principal amount equal to the aggregate Stated Value (as defined in the Existing Certificate of Designations) of the Investor's Exchange Preferred Shares (the “Series A-1A Amount”), if any, in exchange for the Exchange Preferred Shares, and

(B) solely if the aggregate principal amount of the Investor's Exchange Note after giving effect to the Cash Release (as hereinafter defined) is greater than the Series B Amount, a Series A-1B Note in such aggregate principal amount equal to the difference obtained by subtracting (x) the Series B Amount, from (y) the aggregate principal amount of the Investor's Exchange Note then outstanding (such difference, the “Series A-1B Amount” and together with the Series A-1A Amount, the “Series A-1 Amount”), in exchange for the Exchange Warrants and the Exchange Notes then outstanding (the transactions described in this clause (i) are collectively referred to herein as the “Qualified Financing Exchange”) and (ii) on January 2, 2018, provided that the Qualified Financing Exchange has occurred prior to such date and solely if on such date the aggregate amounts then outstanding under the Investor's Series A-1 Note(s) are greater than the aggregate amounts then outstanding under the Investor's Series B Note, if any, the Company shall issue to the Investor (A) one or more Series A-2 Notes in the principal amount equal to fifty percent (50%) of the difference obtained by subtracting (x) the aggregate amounts then outstanding under the Investor's Series B Note, from (y) the aggregate amounts then outstanding under the Investor's Series A-1 Note(s) (the “Series A-2 Amount”), in exchange for an identical amount of the Investor's Series A-1 Note(s) and (B) Series A-1 Note(s)s in the principal amount equal to the balance remaining under the Investor's Series A-1 Note(s) after giving effect to the Exchange described in the immediately preceding clause (A) (the transactions described in this clause (ii) are collectively referred to herein as the “Adjustment Exchange”).

WHEREAS, the Note Conversion, the Preferred Conversion and each Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of 2015 Warrants, Existing Preferred Stock, 2016 Warrants and 2016 Notes (each, an “Other Investor” and together with the Investor, the "Investors", and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Investors).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Initial Closing

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1.1Cash Release, New Share Reservation, the Note Conversion Price Reduction; and Note Conversion.  On the Initial Closing Date (as defined in Section 4.1 below), subject to the terms and conditions of this Agreement, (I) if there still remains cash available in the Investor's Holder Master Restricted Account, the Investor shall release its Investor Cash Pro Rata Share of $800,000 to the Company from its Holder Master Restricted Account pursuant to clause (ii) of the definition of Control Account Company Release Event set forth in Section 33(s) of the 2016 Note (the transactions described in this clause (I) are collectively referred to herein as the “Cash Release”), (II) the Company shall from the Initial Closing Date through May 30, 2017  (or such earlier date as no Series B Notes remain outstanding), inclusive, reserve and allocate to the Investor, but solely if the Investor effected a Cash Release in the full amount of its Investor Cash Pro Rata Share of $800,000, for issuances of Common Stock pursuant to the Investor's 2016 Notes, the Existing Preferred Stock, the Series A-1 Notes and/or the Series B Notes a number of shares of Common Stock equal to its Investor Cash Pro Rata Share of all shares of Common Stock that is from time to time (including, without limitation after giving effect to that certain reverse stock split of the Common Stock that is contemplated by the Company as of the date hereof and as described in the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on February 21, 2017 (the "Current Reverse Split")) authorized and not outstanding (including treasury shares, if any), whether or not such shares of Common Stock are as of the date hereof reserved for other securities of the Company, except that the Company may use shares necessary to: (A) complete the Qualified Financing (or such other financing as approved in writing by the Required Holders), (B) effect Mandatory Conversions (as defined in the Series B Notes) of the Series B Notes and (C) issue the Preferred Conversion Shares pursuant to Section 1.2 of this Agreement (the transactions described in this clause (II) are collectively referred to herein as the “New Share Reservation”); (III) solely if the Investor effected a Cash Release in the full amount of its Investor Cash Pro Rata Share of $800,000, reduce the Conversion Price with respect to the Investor Cash Pro Rata Share of $800,000 aggregate principal amount of the 2016 Notes issued and outstanding as the Initial Closing Date to $2.00 (which gives effect to the Current Reverse Split) (the "Reduced Note Conversion Price") (the transactions described in this clause (III) are collectively referred to herein as the “Note Conversion Price Reduction”); and (IV) the Company shall, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, issue to the Investor (or its designee) in accordance with Section 3(c) of the 2016 Notes a number of shares of Common Stock (the "2016 Note Conversion Shares") calculated by converting the Investor's Exchange Note in the aggregate principal amount equal to its Investor Cash Pro Rata Share of $800,000 using a conversion price equal to the Reduced Note Conversion Price (such number of shares, the "Note Conversion Number") by crediting such shares to the Investor's (or its designee's) balance account with the Depository Trust Company ("DTC") through its Deposit Withdrawal At Custodian system (the transactions described in this clause (IV) are collectively referred to herein as the “Note Conversion”).  As part of the Note Conversion, the following transactions shall occur:

(a)As of the Initial Closing Date, the Investor's Investor Cash Pro Rata Share of an aggregate of $800,000 aggregate principal amount of the Investor's Exchange Note shall be free and clear of all Liens (as defined in the 2016 Notes).  Upon receipt of the 2016 Note Conversion Shares in accordance with Section 1.1, all of the Investor’s rights under its Investor Cash Pro Rata Share of an aggregate of $800,000 aggregate principal amount of the Investor's Exchange Notes shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto).

(b)On the Initial Closing Date, the Company shall issue the Note Conversion Number of 2016 Note Conversion Shares to the Investor (or its designee) in accordance with Section 3(c) of the 2016 Notes (as if the Investor had delivered a conversion notice with respect to its Investor Cash Pro Rata Share of an aggregate of $800,000 aggregate principal amount of the Investor's Exchange Note on the third (3rd) Trading Day immediately prior to the Initial Closing Date with “Reduced Note Conversion Price” replacing “Conversion Price” for all purposes therein).  On the Initial Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Note Conversion Number of 2016 Note Conversion Shares regardless of when the Investor (or its designee) receives actual delivery of the 2016 Note Conversion Shares.

(c)Notwithstanding anything herein to the contrary, to the extent that the Note Conversion Number of 2016 Note Conversion Shares issuable to the Investor pursuant to this Section 1.1 would result in the Investor and the other Attribution Parties exceeding the Maximum Percentage, then the Investor shall not be entitled to receive 2016 Conversion Shares to such extent (and shall not be entitled to beneficial ownership of such 2016 Conversion Shares as a result of such Note Conversion to such extent) and such 2016 Conversion Shares to such extent shall be held in abeyance for the benefit of the Investor until such time or times as its right thereto would not result in the Investor and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Investor shall be granted such 2016 Conversion Shares to the same extent as if there had been no such limitation.

(d)The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Note Conversion.

(e)As used herein, "Investor Cash Pro Rata Share" means a fraction (i) the numerator of which the Restricted Principal of the Investor's 2016 Note that is outstanding on the Initial Closing Date and (ii) the denominator of which is the aggregate Restricted Principal of all outstanding 2016 Notes on the Initial Closing Date of the Investors who effected a Cash Release; provided, however, that clause (ii) hereof shall only include the Restricted Principal of the outstanding 2016 Notes on the Initial Closing Date in the full amount of their respective Investor Cash Pro Rata Share (as defined herein or in the equivalent provisions in the Other Exchange Agreements, as applicable) of $800,000.

1.2Existing Preferred Stock Waiver; Preferred Conversion.  The Investor, in its capacity as a holder of Existing Preferred Stock (if applicable), hereby waives the Company’s obligation to reserve from its authorized and available shares of Common Stock with respect to conversions of the Existing Preferred Stock any shares of Common Stock in excess of 100% of the shares of Common Stock then issuable upon conversion of the Existing Preferred Stock (without regard to any limitations on conversion with respect thereto and assuming a conversion price equal to the Floor Price (as defined in the Series B Note).  On the Initial Closing Date, subject to the terms and conditions of this Agreement, (x) the Company shall reduce the Conversion Price (as defined in the Existing Certificate of Designations) solely with respect to the Converted Preferred Stock to equal the greater of (x) the Floor Price and (y) 85% of the lower of (i) the Closing Bid Price of the Common Stock as reported by Bloomberg, L.P. on the Trading Day immediately preceding the effective date of the Current Reverse Split and (ii) the Closing Bid Price of the Common Stock as reported by Bloomberg, L.P. on the second (2nd) Trading Day immediately following the effective date of the Current Reverse Split, in each case, as adjusted to give effect to the Current Reverse Split (the lower of (i) and (ii), the "Adjusted Preferred Conversion Price") and (y) the Company shall, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, issue to the Investor (or its designee) in accordance with Section 4(c) of the Existing Certificate of Designations a number of shares of Common Stock (the "Preferred Conversion Shares") calculated by converting the Investor's Preferred Pro Rata Portion of the Converted Preferred Stock using a conversion price equal to the Adjusted Preferred Conversion Price (such number of shares, the "Preferred Conversion Number") by crediting such shares to the Investor's (or its designee's) balance account with the DTC through its Deposit Withdrawal At Custodian system.  As part of the Preferred Conversion, the following transactions shall occur:

(a)As of the Initial Closing Date, the Investor's Preferred Pro Rata Portion of the Converted Preferred Stock shall be free and clear of all Liens (as defined in the Existing Certificate of Designations).  Upon receipt of the Preferred Conversion Shares in accordance with Section 1.2, all of the Investor’s rights under its Preferred Pro Rata Portion of the Converted Preferred Stock shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid dividends thereon or any other shares of Common Stock with respect thereto).

(b)On the Initial Closing Date, the Company shall issue the Preferred Conversion Number of Preferred Conversion Shares to the Investor (or its designee) in accordance with Section 4(c) of the Existing Certificate of Designations (as if the Investor had delivered a conversion notice with respect to its Preferred Pro Rata Portion of the Converted Preferred Stock on the third (3rd) Trading Day immediately prior to the Initial Closing Date with “Adjusted Preferred Conversion Price” replacing “Conversion Price” for all purposes therein).  On the Initial Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Preferred Conversion Number of Preferred Conversion Shares regardless of when the Investor (or its designee) receives actual delivery of the Preferred Conversion Shares.

(c)Notwithstanding anything herein to the contrary, to the extent that the Preferred Conversion Number of Preferred Note Conversion Shares issuable to the Investor pursuant to this Section 1.2 would result in the Investor and the other Attribution Parties (as defined in the Existing Certificate of Designations) exceeding the Maximum Percentage (as defined in the Existing Certificate of Designations), then the Investor shall not be entitled to receive Preferred Conversion Shares to such extent (and shall not be entitled to beneficial ownership of such Preferred Conversion Shares as a result of such Preferred Conversion to such extent) and such Preferred Conversion Shares to such extent shall be held in abeyance for the benefit of the Investor until such time or times as its right thereto would not result in the Investor and the other Attribution Parties (as defined in the Existing Certificate of Designations) exceeding the Maximum Percentage (as defined in the Existing Certificate of Designations), at which time or times the Investor shall be granted such Preferred Conversion Shares to the same extent as if there had been no such limitation.

(d)The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Preferred Conversion.

1.3New Preferred Conversion Price Adjustment. On the Initial Closing Date, subject to the terms and conditions of this Agreement, the Company shall reduce the Conversion Price (as defined in the Existing Certificate of Designations) with respect to the Existing Preferred Stock (other than the Converted Preferred Stock) to equal the greater of (x) the Floor Price and (y) the lowest of (i) the Closing Bid Price of the Common Stock as reported by Bloomberg, L.P. on the Trading Day immediately preceding the effective date of the Current Reverse Split, (ii) the Closing Bid Price of the Common Stock as reported by Bloomberg, L.P. on the effective date of the Current Reverse Split, (iii) the Closing Bid Price of the Common Stock as reported by Bloomberg, L.P. on the Trading Day immediately following the effective date of the Current Reverse Split and (iv) the Closing Bid Price of the Common Stock as reported by Bloomberg, L.P. on second (2nd) Trading Day immediately following the effective date of the Current Reverse Split, in each case, after giving effect to the Current Reverse Split (the lowest of (i), (ii), (iii) and (iv), the "New Preferred Conversion Price").

Series B Exchange

1.5.  On the Initial Closing Date, solely if any Restricted Principal remains outstanding under the Investor's Exchange Note after giving effect to the Cash Release and subject to the other terms and conditions of this Agreement, the Investor shall, and the Company shall pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, exchange the aggregate principal amount equal to the Series B Amount of the Investor's Exchange Note for a Series B Note with an aggregate principal amount equal to the Series B Amount. As part of the Series B Exchange, the following transactions shall occur:

(a)As of the Initial Closing Date, the Exchange Notes shall be free and clear of all Liens.  Upon receipt of the Series B Notes in accordance with Section 1.4, all of the Investor’s rights under the aggregate principal amount equal to the Series B Amount of the Investor's Exchange Note shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto).

(b)On the Initial Closing Date, the Company shall issue the Series B Note to the Investor (or its designee).  On the Initial Closing Date the Company shall deliver one or more certificate(s) evidencing the Series B Notes to the Investor (or its designee).  On the Initial Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Series B Notes and shall be entitled to exercise all of its rights with respect to the Series B Notes, including without limitation, the right to convert the Series B Notes in accordance with the terms thereof, irrespective of the date the Company delivers the certificate(s) evidencing the Series B Notes to the Investor.

(c)As of the Initial Closing, the leak-out provisions set forth in Section 17(c) of the 2016 Notes shall be superseded by the leak-out provisions set forth in Section 17(c) of the Series B Notes and shall apply to the Investor whether or not the Investor holds any 2016 Notes, Series B Notes or Series A Notes.

(d)The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Series B Exchange.

(e)As used herein, "Preferred Pro Rata Portion" means a fraction (i) the numerator of which is the number of shares of Existing Preferred Stock that is held by the Investor on the Initial Closing Date and (ii) the denominator of which is the aggregate number of all outstanding shares of Existing Preferred Stock on the Initial Closing Date.

Qualified Financing Exchange

.  On the Qualified Financing Exchange Closing Date (as defined in Section 4.2 below), solely if the aggregate principal amount of the Investor's Exchange Note is greater than the Series B Amount and subject to the other terms and conditions of this Agreement, the Investor shall, and the Company shall pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, exchange the Exchange Preferred Shares, the Exchange Warrants and the Exchange Notes, in each case, then held by the Investor, for one or more Series A-1 Notes, with an aggregate principal amount equal to the Series A-1 Amount.  The Series A-1 Notes shall be issued in the following allocations: (i) a Series A-1A Note, if any, in the aggregate principal amount equal to the Stated Value (as defined in the Existing Certificate of Designations) of the Investor's Exchange Preferred Shares held by the Investor as of such date and (ii) if the aggregate principal amount of the Investor's Exchange Note as of such date is greater than the Series B Amount, a Series A-1B Note in the aggregate principal amount equal to the difference obtained by subtracting (x) the Series B Amount, from (y) the aggregate principal amount of the Investor's Exchange Note as of such date. As part of the Qualified Financing Exchange, the following transactions shall occur:

2.1As of the Qualified Financing Exchange Closing Date, the Exchange Warrants, the Exchange Preferred Shares and the Exchange Notes to be surrendered by the Investor in the Qualified Financing Exchange shall be free and clear of all Liens.  Upon receipt of the Series A-1 Note(s) in accordance with Section 2.2, all of the Investor’s rights under the Exchange Warrants, the Exchange Preferred Shares and such Exchange Notes to be surrendered by the Investor in the Qualified Financing Exchange shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest or dividends, as applicable, thereon or any other shares of Common Stock with respect thereto).

2.2On the Qualified Financing Exchange Closing Date, the Company shall issue the Series A-1 Note(s) to the Investor (or its designee).  On the Qualified Financing Exchange Closing Date the Company shall deliver one or more certificate(s) evidencing the Series A-1 Note(s) to the Investor (or its designee).  On the Qualified Financing Exchange Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Series A-1 Note(s) and shall be entitled to exercise all of its rights with respect to the Series A-1 Note(s), including without limitation, the right to convert the Series A-1 Note(s) in accordance with the terms thereof, irrespective of the date the Company delivers the certificate(s) evidencing the Series A-1 Note(s) to the Investor.

2.3The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Qualified Financing Exchange.

2.4Notwithstanding the foregoing, if a Qualified Financing has not occurred on or prior to May 15, 2017 (or such later date as consented to in writing by the Required Holders and the Company, the “Qualified Financing Exchange Expiration Date”), no Qualified Financing Exchange shall occur.

Adjustment Exchange

.  On January 2, 2018 (the “Adjustment Exchange Closing Date”), solely if (x) the Qualified Financing Exchange has occurred prior to such date and (y) on such date the aggregate amounts then outstanding under the Investor's Series A-1 Note(s) are greater than the aggregate amounts then outstanding under the Investor's Series B Note, if any, and subject to the other terms and conditions of this Agreement, the Investor shall, and the Company shall pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, exchange the Investor's then outstanding Series A-1 Note(s), for (A) one or more Series A-2 Note(s) in the principal amount equal to the Series A-2 Amount and (B) one or more Series A-1 Note(s) in the principal amount equal to the balance remaining under the Investor's Series A-1 Note(s) after giving effect to the Exchange described in the immediately preceding clause (A). The Investor shall elect which Series A-1 Note(s) it will surrender to the Company in the Adjustment Exchange and the Company will issue one or, to the extent the Investor surrenders all or any portion of its Series A-1A Note and its Series A-1B Note in the Adjustment Exchange, two Series A-2 Notes in the aggregate principal amount equal to the Series A-2 Amount, each reflecting the Issuance Date of the Investor's Series A-1 Note(s) surrendered in the Adjustment Exchange. The Series A-2 Note to be issued in exchange for a Series A-1A Note shall be referred to herein as the "Series A-2A Note" and the Series A-2 Note to be issued in exchange for a Series A-1B Note shall be referred to herein as the "Series A-2B Note". The Series A-2A Note and the Series A-2B Note are both included in the defined term "Series A-2 Note".  As part of the Adjustment Exchange, the following transactions shall occur:

3.1As of the Adjustment Exchange Closing Date, the Series A-1 Note(s) to be surrendered by the Investor in the Adjustment Exchange shall be free and clear of all Liens.  Upon receipt of the Series A-2 Note(s) in accordance with Section 3.2, all of the Investor’s rights under the Series A-1 Note(s) to be surrendered by the Investor in the Adjustment Exchange shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest or dividends, as applicable, thereon or any other shares of Common Stock with respect thereto).

3.2On the Adjustment Exchange Closing Date, the Company shall issue one or more Series A-2 Note(s) to the Investor (or its designee).  On the Adjustment Exchange Closing Date the Company shall deliver to the Investor (or its designee) a certificate evidencing the Series A-2 Note(s) and a certificate evidencing the remaining Series A-1 Note(s).  On Adjustment Exchange Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Series A-2 Notes and shall be entitled to exercise all of its rights with respect to the Series A-2 Notes, including without limitation, the right to convert the Series A-2 Notes, irrespective of the date the Company delivers the certificate evidencing the Series A-2 Note(s) to the Investor.

3.3The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Adjustment Exchange.

The Closing(s)

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4.1Cash Release.  The closing of the Cash Release, New Share Reservation, the Note Conversion Price Reduction, the Note Conversion, the Preferred Conversion, the New Preferred Conversion Price Adjustment and the Series B Exchange (the “Initial Closing Date”, and such closings, the “Initial Closing”) shall occur on the date hereof (or such other date and time as is mutually agreed to by the Company and the Required Holders).

4.2Qualified Financing Exchange.  The closing of the Qualified Financing Exchange (the “Qualified Financing Exchange Closing Date”, and such closing, the “Qualified Financing Exchange Closing”) shall occur on the date of the consummation of the Qualified Financing, or at such other time as the Company and the Required Holders mutually agree in writing.

4.3Adjustment Exchange.  The closing of the Adjustment Exchange (the “Adjustment Exchange Closing”) shall occur on the Adjustment Exchange Closing Date, or at such other time as the Company and the Required Holders mutually agree in writing.

4.4General.

(a)The Initial Closing Date, the Qualified Financing Exchange Closing Date and the Adjustment Exchange Closing Date are collectively referred to herein, each as a “Closing Date” and the Initial Closing, the Qualified Financing Exchange Closing and the Adjustment Exchange Closing are collectively referred to herein, each as a “Closing”.

(b)Each Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178 on the applicable Closing Date, or at such other time as the Company and the Required Holders mutually agree in writing, and may be undertaken remotely by electronic exchange of documentation.

Closing Conditions

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Condition’s to Investor’s Obligations

.  The obligation of the Investor to consummate the applicable Closing is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at applicable Closing, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

Representations and Warranties

(b).  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of such Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date).

Issuance of Securities

(d).  At the applicable Closing, the Company shall issue the securities of the Company to be issued in the applicable Exchange in accordance herewith on the books and records of the Company.

No Actions

(f).  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

Proceedings and Documents

(h).  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(i)No Event of Default.  On each Trading Day during the twenty (20) Trading Days immediately preceding such Closing Date, no Event of Default (as defined in the 2016 Notes and in any New Notes) or Triggering Event (as defined in the Existing Certificate of Designations) or event that with the passage of time or giving of notice would constitute an Event of Default (as defined in the 2016 Notes and in any New Notes) or Triggering Event (as defined in the Existing Certificate of Designations) shall have occurred (unless waived in writing by the Required Holders).

(j)Listing.  On each Trading Day during the twenty (20) Trading Days immediately preceding such Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market and (II) shall not have been suspended.

(k)No Material Non-Public Information.  As of such Closing Date, the Investor shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agents or Affiliates.

(l)No Public Information Failure.  As of such Closing Date, the Company shall have no knowledge of any fact that would cause any 2016 Note Conversion Shares, New Conversion Shares or Preferred Conversion Shares issuable upon conversion of the 2016 Notes, the New Notes or Preferred Conversion Shares, respectively (without regard to any restriction or limitation on conversion of the 2016 Notes, the New Notes or the Existing Certificate of Designations) not to be eligible for resale pursuant to (i) Rule 144 without any volume limitation by the Investor (including, without limitation, by virtue of an existing or expected Public Information Failure) or (ii) any applicable state securities laws.

Condition’s to the Company’s Obligations

.  The obligation of the Company to consummate the applicable Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the applicable Closing in question, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

Representations and Warranties

(b).  The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of such Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(c)No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

Representations and Warranties of the Company

.  The Company hereby represents and warrants to Investor that:

Organization, Good Standing and Qualification

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated by the Transaction Documents (as defined in each of the 2016 SPA and the 2016 SPA, each as amended from time to time in accordance with the respective terms thereto and as in effect after the consummation from time to time of the transactions contemplated by this Agreement), this Agreement, the New Notes or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith (collectively, the "Exchange Documents"), or on the authority or ability of the Company to perform its obligations under this Agreement or the other Exchange Documents.

Authorization

.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Exchange Documents and the performance of all obligations of the Company hereunder and thereunder, and the authorization of all the transactions contemplated by this Agreement, including, without limitation, the issuance (and reservation for issuance) of the New Notes, the New Conversion Shares, the 2016 Note Conversion Shares and the Preferred Conversion Shares (collectively, the “Securities”) have been taken on or prior to the date hereof.

Valid Issuance of the Securities

.  The New Notes when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the New Conversion Shares when issued in accordance with the terms of the New Notes, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable.  The 2016 Note Conversion Shares when issued in accordance with the terms of the 2016 Notes, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable.  The Preferred Conversion Shares when issued in accordance with the terms of the Existing Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. The New Notes will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend. Upon conversion of the New Notes, the New Conversion Shares will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend.  Upon conversion of the Exchange Notes in the Note Conversion, the 2016 Note Conversion Shares will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend.   Upon conversion of the Converted Preferred Stock in the Preferred Conversion, the Preferred Conversion Shares will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted New Notes, New Conversion Shares, 2016 Note Conversion Shares and Preferred Conversion Shares that are freely tradable on the principal Eligible Market on which the Common Stock then trades without restriction and not containing any restrictive legend without the need for any action by the Investor.

Offering

.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to ROTH Capital Partners, LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities. The offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

Compliance With Laws

.  The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

Consents; Waivers

.  No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein, including, without limitation, with respect to the re-allocation of any and all Common Stock reserved for any securities of the Company to the 2016 Notes, Series A-1 Notes and/or the Series B Notes as set forth in Section 1.1.

Acknowledgment Regarding Investor’s Purchase of Securities

. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other Exchange Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the securities to be issued to the Investor pursuant to the terms and conditions set forth in this Agreement.  The Company further represents to the Investor that the Company’s decision to enter into the Exchange Documents has been based solely on the independent evaluation by the Company and its representatives.

Absence of Litigation

. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such.

6.9No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

6.10Validity; Enforcement; No Conflicts. This Agreement and each Exchange Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The execution, delivery and performance by the Company of this Agreement and each Exchange Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.11Disclosure.  Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

6.12Capitalization.  As of the date hereof, the Company has: (i) 1,485,904,497 shares of Common Stock issued and outstanding and (ii) 14,095,503 shares of Common Stock authorized and not outstanding (including treasury shares, if any) whether or not currently reserved for other securities of the Company, which have all been re-allocated and reserved for issuances of Common Stock with respect to the 2016 Notes as set forth in Section 1.1.

6.13Control Account Holder Release Event. The Company hereby acknowledges and agrees that as of the date hereof, and after giving effect to the transactions contemplated hereby, the currently existing Control Account Holder Release Event that has occurred prior to the date hereof and that is in existence as of the date hereof, is continuing and in full force and effect on the same terms and is not affected by the transactions contemplated hereby.  Unless waived in writing by the Investor, the existing Control Account Holder Release Event with respect to the Investor will continue indefinitely.

6.14Reaffirmation.  The Company hereby: (x) acknowledges and agrees that the New Notes issued in replacement of the 2016 Notes are deemed to constitute "Notes" as defined in the 2016 SPA and as used in the Security Agreement such that all references in the Security Agreement and other Exchange Documents to the Notes shall include: (I) on and after the Initial Closing Date, the Series B Notes, (II) on and after the Qualified Financing Closing Date, the Series B Notes and the Series A-1 Notes and (III) on and after the Adjustment Exchange Closing Date, the New Notes, (y) reaffirms its Obligations (as defined in the Security Agreement) and (z) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement, any other Security Document or the 2016 Notes, to: (x) [           ]., in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the holders of the 2016 Notes issued pursuant to the 2016 SPA and (y) each holder of the 2016 Notes, as collateral security for the Obligations (as defined in the Security Agreement) in accordance with their respective terms and (z) acknowledges that all of such Liens and all Collateral (as defined in the Security Agreement) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof.

6.15No Novation.  The Company hereby acknowledges that the New Notes are not in any way intended to (1) constitute a novation of the obligations and liabilities existing under the 2016 Notes or evidence payment of all or any portion of such obligations and liabilities thereunder or (2) impair or affect the Liens granted, pledged or assigned by the Company to: (x) the Collateral Agent for the holders of the 2016 Notes in accordance with the terms of the Security Documents and (y) each holder of the 2016 Notes in accordance with the terms of the 2016 Notes.

6.16Leak-Out Percentage.  For the avoidance of doubt, the Holder Pro Rata Share for the Investor as of the date hereof is [●]%.

Representations and Warranties of the Investor

.  The Investor hereby represents, warrants and covenants that:

Authorization

.  The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

Accredited Investor Status; Investment Experience

. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

No Governmental Review

. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Validity; Enforcement; No Conflicts

. This Agreement and each Exchange Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Exchange Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

7.5Ownership of Exchange Note, Exchange Preferred Shares and Exchange Warrants.  The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Note, Exchange Preferred Shares and Exchange Warrants free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Exchange Note, Exchange Preferred Shares and Exchange Warrants to the Company free and clear of any right or Lien.  Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire all or any part of the Exchange Note, Exchange Preferred Shares and Exchange Warrants or any shares of Common Stock issuable upon conversion of the Exchange Note or Exchange Preferred Shares or upon exercise of the Exchange Warrants.

Additional Covenants

8.1Disclosure.  The Company shall, on or before 8:30 a.m., New York City time, on April 10, 2017 issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and any other Exchange Document as exhibits thereto to the extent not previously filed with the SEC (such Current Report on Form 8-K with all exhibits attached thereto, the “8-K Filing”).  From and after the filing of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.

The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor.  To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

8.2Listing.  The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Conversion Shares, the 2016 Note Conversion Shares and Preferred Conversion Shares upon each Eligible Market upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all such shares from time to time issuable under the terms of the Exchange Documents.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.2.

8.3Holding Period.  For the purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that:

(i) the holding period of the Exchange Note may be tacked onto the holding period of the 2016 Note Conversion Shares;

(ii) the holding period of the Converted Preferred Stock may be tacked onto the holding period of the Preferred Conversion Shares;

(iii) the holding period of the Exchange Note may be tacked onto the holding period of the Series B Notes (and upon conversion of the Series B Notes, the holding period of the Exchange Note and the Series B Notes may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the Series B Note, including, without limitation, upon conversion or otherwise);

(iv) the holding period of the Exchange Preferred Shares may be tacked onto the holding period of the Series A-1A Note (and upon conversion of the Series A-1A Note, the holding period of the Exchange Preferred Shares and the Series A-1A Note may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the Series A-1A Note, including, without limitation, upon conversion or otherwise);

(v) the holding period of the Exchange Notes may be tacked onto the holding period of the Series A-1B Note (and upon conversion of the Series A-1B Note, the holding period of the Exchange Preferred Shares and the Series A-1B Note may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the Series A-1B Note, including, without limitation, upon conversion or otherwise);

(vi) the holding period of the Exchange Preferred Shares and the Series A-1A Note may be tacked onto the holding period of the Series A-2A Note (and upon conversion of the Series A-2A Note, the holding period of the Exchange Preferred Shares, the Series A-1A Note and the Series A-2A Note may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the Series A-2A Note, including, without limitation, upon conversion or otherwise);

(vii) the holding period of the Exchange Note and the Series A-1B Note may be tacked onto the holding period of the Series A-2B Note (and upon conversion of the Series A-2B Note, the holding period of the Exchange Note, the Series A-1B Note and the Series A-2B Note may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the Series A-2B Note, including, without limitation, upon conversion or otherwise);

(viii) the holding period of the Series B Note, the Series A-1B Note, the Series A-2B Note, the shares of Common Stock issuable pursuant to the terms of the foregoing (including, without limitation, upon conversion or otherwise) and the 2016 Note Conversion Shares commenced on July 1, 2016; and

(ix) the holding period of the Series A-1A Note, the Series A-2A Note, the shares of Common Stock issuable pursuant to the terms of the foregoing (including, without limitation, upon conversion or otherwise) and the Preferred Conversion Shares commenced on December 30, 2015.

The Company agrees not to take a position contrary thereto or inconsistent with this Section 8.3.

8.4Blue Sky.  The Company shall make all filings and reports relating to each Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

8.5Fees and Expenses.  [INSERT IN : The Company shall reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, in an amount not to exceed $55,000 (the “Investor Counsel Expense”).  The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated.]  Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.6No Variable Rate Transactions.  So long as any Exchange Notes, Existing Preferred Shares or New Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction without the prior written consent of the Required Holders. As used herein, “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, (other than pursuant to a customary “weighted average” or “full ratchet” anti-dilution provision) or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

8.7Participation Rights. From the date of the Subsequent Placement Exchange Closing Date until the three (3) year anniversary of the date hereof, the Company shall not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") unless the Company shall have first complied with this Section 8.7.  From and after the date of the Subsequent Placement Exchange Closing Date, the rights pursuant to this Section 8.7 amend and restate, collectively, any similar rights of the Investor set forth in the 2015 SPA and the 2016 SPA.

(a)The Company shall deliver to the Investor an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Investors at least thirty five percent (35%) of the Offered Securities, allocated among such Investors (a) based on the Investor's pro rata portion of the aggregate principal amount of 2016 Notes, the aggregate principal amount of Series B Notes and the Stated Value (as defined in the Existing Certificate of Designations) of the Existing Preferred Stock outstanding on the Initial Closing Date (the "Basic Amount"), and (b) if the Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as the Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(b)To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after the Investor's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of the Investor's Basic Amount that the Investor elects to purchase and, if the Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that the Investor elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then the Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), the Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Investors a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after the Investor's receipt of such new Offer Notice.

(c)The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d)In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 8.7(c) above), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 8.7(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 8.7(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 8.7(a) above.

(e)Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 8.7(c) above if the Investors have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel.

(f)Any Offered Securities not acquired by the Investors or other persons in accordance with Section 8.7(c) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(g)The Company and the Investors agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by the Investor prior to such Subsequent Placement, and (y) the Investors shall be entitled to the same registration rights provided to the other investors in the Subsequent Placement.

(h)Notwithstanding anything to the contrary in this Section 8.7 and unless otherwise agreed to by the Investors, the Company shall either confirm in writing to the Investors that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investors will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investors, such transaction shall be deemed to have been abandoned and the Investors shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 8.7.  The Company shall not be permitted to deliver more than one such Offer Notice to the Investors in any 60 day period.

(i)The restrictions contained in subsection (iii) of this Section 8.7 shall not apply in connection with any Excluded Securities. As used herein, "Excluded Securities" means any shares of Common Stock issued or issuable: (A) in connection with any Approved Stock Plan; (B) pursuant to the terms of the New Notes provided that the terms of such New Notes are not amended, modified or changed on or after the date hereof except in accordance with the respective terms thereof; and (C) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.

8.8Conversion Prices Decrease.  The Investor hereby agrees to have the Company reduce: (i) the Conversion Price (as defined in the 2016 Notes) to the Reduced Note Conversion Price and (ii) the Conversion Price (as defined in the Existing Certificate of Designations) to the Reduced Preferred Conversion Price and to the New Preferred Conversion Price.

8.9Share Reservation and Allocation. The Investor hereby agrees that any shares of Common Stock previously reserved and allocated for issuances of Common Stock with respect to the Exchange Notes, the Existing Preferred Stock, the 2015 Warrants and the 2016 Warrants shall be re-allocated as set forth in Section 1.1 hereof.

8.10Conversions.  For the Avoidance of doubt, the Company hereby acknowledges and agrees that the only restriction to the Investor's right to convert its 2016 Notes and/or Existing Preferred Stock or to exercise any other right thereunder while such 2016 Notes and/or Existing Preferred Stock remain outstanding is set forth in immediately following sentence. The Investor hereby agrees not to convert any of its 2016 Notes (except as contemplated in Section 1.1 of this Agreement) and/or Exchanged Preferred Stock (except as contemplated in Section 1.2 of this Agreement) until the date that is: (x) thirty (30) calendar days immediately following the consummation by the Company of a Qualified Financing, or (y) if no Qualified Financing occurs on or prior to the Qualified Financing Exchange Expiration Date, the Qualified Financing Exchange Expiration Date, in each case, inclusive.

8.11Redemptions of 2016 Notes and/or Series A-1 Notes.  To the extent the Investor sells 2016 Note Conversion Shares delivered by the Company to the Investor pursuant to Section 1.1, which sales result, directly or indirectly, in sale proceeds to the Investor in excess of 200% of a dollar amount equal to its Investor Cash Pro Rata Share of $800,000 (such excess, the "Excess Amount"), then, the Investor and the Company shall consider such Excess Amount to be a prepayment on a dollar for dollar basis of any amounts due under its 2016 Notes and/or Series

A-1 Notes to the extent of the Excess Amount. The Investor shall, in its sole and absolute discretion, elect how to allocate any such Excess Amount between its 2016 Notes and/or Series A-1 Notes, and the Investor shall deliver written notice to the Company of such election promptly thereafter.  If requested by the Company, the Investor shall promptly deliver to the Company written evidence, reasonably satisfactory to the Company, as to whether any Excess Amount then exists.

9.Miscellaneous

Successors and Assigns

.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Governing Law; Jurisdiction; Jury Trial

. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Titles and Subtitles

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices

.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Great Basin Scientific, Inc.
2441 South 3850 West
Salt Lake City, UT 84120
Telephone: (801) 990-1055 ext. 112
Facsimile: (801) 990-1051
Attention: Jeff Rona

With a copy to:

Mitchell Silberberg & Knupp LLP
11377 W. Olympic Blvd.
Los Angeles, CA 90064
Attention: Kevin Friedman, Esq.
Email: kxf@msk.com

and

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention:  Michael Adelstein, Esq.
Email:  madelstein@kelleydrye.com

If to the Investor, to its address, facsimile number and e-mail address set forth on its signature page hereto,

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

Finder’s Fees

.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction (excluding any fees required to be paid by the Company to the Placement Agent in connection with the Exchange Documents).  The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Amendments and Waivers

.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

Severability

.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Entire Agreement

.  This Agreement together with the other Exchange Documents, represents the entire agreement and understandings between the parties concerning the Exchanges and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.  Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

Counterparts

.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

9.11No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.12Survival.  The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Securities.

9.13Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.15Independent Nature of Investor's Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement.  Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

9.16Equal Treatment Acknowledgement; Most Favored Nations.  The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of each of the 2015 SPA and the 2016 SPA, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise.  The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Investor and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor.  The provisions of this Section 9.16 shall apply similarly and equally to each Settlement Document.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

GREAT BASIN SCIENTIFIC, INC.

By:

Name:

Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

________________________________

By:

Name:

Title:

Address for Notices:

_________________________________________

_________________________________________

_________________________________________

Fax#: ________________

SSN#: ________________

Number of Exchange Preferred Shares:________________	Shares of Common Stock issuable upon exercise of Exchange 2015 Warrants:_________________
Aggregate Principal Amount of Exchange Note: __________________________	Shares of Common Stock issuable upon exercise of Exchange 2016 Warrants:_________________

Aggregate Principal Amount of Investor's Investor Cash Pro Rata Share of $800,000 (assuming all Investors effect a Cash Release in the full amount of its respective Investor Cash Pro Rata Share of $800,000):

__________________________

Number of Investor's Preferred Pro Rata Portion Converted Preferred Stock: __________________________